                                                                  EXHIBIT 10(q)

                                    SUBLEASE


1.       PARTIES.

         This Sublease, dated as of June 4, 1997 is made between NovaCare, Inc., a Delaware corporation ("Sublessor") and NovaCare Employee Services ("Sublessee").

2.       MASTER LEASE.

         By lease dated June 4, 1997, by and between VAN BUREN ASSOCIATES, L.P. ("Lessor") and Sublessor (the "Lease"), and amended on June 20, 1997, Landlord leased to Tenant a total of 29,945 square feet of rentable area ("Master Premises") of a multi-tenant building (the "Building") located at 2621 Van Buren Avenue, Norristown, Pennsylvania 19403, in Lower Providence Township, Montgomery County, Pennsylvania, under certain terms, covenants, conditions and agreements for a term to commence on August 1, 1997, and expire July 30, 2004. The Lease and amendment are herein collectively referenced as the "Master Lease" and are attached hereto as Exhibit "A."

3.       PREMISES.

         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): 29,945 rentable square feet designated as Suite 100 and indicated on the floor plan attached as Exhibit "B."

4.       WARRANTY BY SUBLESSOR.

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.       TERM AND TERMINATION.

         5.1 TERM The Term of this Sublease shall commence on August 1, 1997 ("Commencement Date") and end on July 30, 2004 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of the Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee on the Commencement Date. If for any reason Sublessor does not deliver Possession to Sublessee on or before the Commencement Date, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter or before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take possession prior to the Commencement Date, such early Possession shall not advance the Termination Date but Sublessee shall be subject to the provisions of this Sublease as of such date, including without limitation the payment of rent.



6.       RENT.

         6.1 MINIMUM RENT. Sublessee shall pay to Sublessor as minimum rent, without deduction, set off, notice or demand, at 1016 West Ninth Avenue, King of Prussia, PA 19406 or at such other place as Sublessor shall designate from time to time by notice in writing to Sublessee (i) during the period from the Commencement Date through May 31, 1998, $ 33,952.62 per month;
                  (ii) during the period from June 1, 1998 through July 31, 2002, $ 38,678.96 per month; (iii) during the period from August 1, 2002 through July 31, 2004 $ 41,174.37 per month. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per diem basis based on a 360 day year.

         6.2 OPERATING COSTS. If the Master lease requires Sublessor to pay Lessor all or a portion of the taxes, insurance, maintenance costs or other expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor all of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lesser of actual or estimated Operating Costs during the Term.

7.       USE OF PREMISES.

         The Premises shall be used and occupied only for General Office Use and for no other use or purpose.

8.       ASSIGNMENT AND SUBLETTING.

         Sublessee shall not assign this Sublease or further Sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

9.       OTHER PROVISIONS OF SUBLEASE.

         All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessee under this Sublease and/or the Master Lease, then the Sublessee shall be liable to the Sublessor for all damages suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

10.      BROKER PARTICIPATION.

         Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with this Sublease.

11.      ATTORNEY'S FEES.

         If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.


SUBLESSOR:  NOVACARE, INC.                SUBLESSEE:  NOVACARE EMPLOYEE SERVICES


By: /s/                                   By:  /s/
   ------------------------                   ----------------------------------

                              FIRST AMENDMENT TO LEASE

            THIS FIRST AMENDMENT TO LEASE   (the "First Amendment") is made
as of the 9th day of July, 1997 by and between VAN BUREN ASSOCIATES, L.P. (hereinafter called "Landlord") and NOVACARE, INC. (hereinafter called "Tenant").

                                     BACKGROUND

        A.  Landlord and Tenant entered into that certain Agreement of Lease
dated June    , 1997 (the "Lease") for certain space consisting of 26,285
rentable square feet on the first floor known as Suite    (the "Existing
Premises") of the building located at 2621 Van Buren Avenue, Lower Providence Township, PA.

        B. Landlord and Tenant desire to amend the Lease to include additional premises adjacent to the Existing Premises.

        C. All capitalized terms shall have the meanings given them in the Lease unless otherwise defined herein.

        NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and for other good and valuable consideration, Landlord and Tenant hereby agree as follows:

        1. From and after the date hereof, Landlord hereby leases to Tenant additional space consisting of approximately 3,660 rentable square feet (the "Additional Premises"). The Existing Premises and the Additional Premises are more particularly described on the cross-hatched area on the floor plan annexed hereto as Exhibit "A". Exhibit "A" supersedes and replaces the existing Exhibit "A" to the Lease in its entirety. All references to Demised Premises in the Lease shall hereafter mean the Existing Premises and the Additional Premises and will comprise a total of approximately 29,945 rentable square feet.

        2. The Rent Rider referenced in Section 3(a) of the Lease and attached thereto is deleted in its entirety and the Rent Rider attached hereto is substituted in its place. Tenant agrees that the minimum rent set forth on the Rent Rider for months 1-10 has been calculated only on the Existing Premises for such period. In the event of a default hereunder, the rent payable for months 1-10 shall include minimum rent on the entire Premises, for a total monthly minimum rent of $38,678.96.

        3. Section 4(A)(iii) "Tenant's Fraction" is hereby amended by adding the following at the end thereof.

            Effective December 1, 1997, Tenant shall be obligated to commence the payment of Operating Expenses on the entire Demised Premises. Accordingly, effective December 1, 1997, Tenant's Fraction shall be 29,945/46,000. In the event of a default hereunder, Tenant's Fraction shall automatically be deemed to be 29,945/46,000, from and after the date of default.

        4. Section 20, Landlord Improvement, is hereby amended to provide that Landlord's obligations to complete certain improvements to the Demised Premises shall include the Additional Premises in accordance with the plans and specifications attached hereto as Exhibit "B".

        5. Except as modified herein, all of the terms, covenants and conditions of the Lease remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives, the day and year first above written.

                                LANDLORD:

                                VAN BUREN ASSOCIATES, L.P.

                                By:  Bergen of Valley Forge, Inc., its
                                     general partner

                                     By:  /s/ Arthur P. Pasquarella
                                         -----------------------------
                                     Date:  7/9/97
                                            --------------------------

                                TENANT:

                                NOVACARE, INC.

                                     By:  /s/ Robert E. Healy, Jr.
                                         -----------------------------
                                     Date:  6/20/97
                                            --------------------------

                                     RENT RIDER

        PERIOD                  MONTHLY                 ANNUALLY
        ------                  -------                 --------

        Months 1-10             $33,952.62              $407,431.45

        Months 10-60            $38,678.96              $464,147.50

        Months 61-84            $41,174.37              $494,092.50


6/3/97



                                 AGREEMENT OF LEASE


                                       BETWEEN


                             VAN BUREN ASSOCIATES, L.P.


                                     AS LANDLORD


                                         AND


                                    NOVACARE INC.


                                      AS TENANT

                                    OFFICE LEASE

     LEASE made this 12th day of June, 1997 by and between VAN BUREN ASSOCIATES, L.P. (hereinafter called "LANDLORD"), and NOVACARE INC., a Delaware Corporation (hereinafter called "TENANT").

                                  WITNESSETH, THAT:

     1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the space consisting of 26,285 rentable square feet on the FIRST floor known as
Suite      (hereinafter referred to as the "DEMISED PREMISES") of the building known as 2621 VAN BUREN AVENUE located in the VALLEY FORGE CORPORATE CENTER, LOWER PROVIDENCE TOWNSHIP in NORRISTOWN, PENNSYLVANIA (hereinafter referred to as the "BUILDING"), and more particularly described by the cross-hatched area on the floor plans annexed herein as Exhibit "A", to be used by Tenant for the purpose of GENERAL OFFICE ADMINISTRATION and for no other purpose.

     2. TERM. Tenant shall use and occupy the Demised Premises for a term of SEVEN (7) years and ZERO (0) months, commencing on the FIRST day of AUGUST, 1997 and ending on the THIRTIETH day of JULY, 2004 unless sooner terminated as herein provided.

     3. MINIMUM RENT.

       (a) See Rent Rider attached. The first installment to be payable on the execution of this Lease and subsequent installments to be payable on the first day of each successive month of term hereof following the first month of such terms.

       (b) If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated at the rate of one-thirtieth or one-thirty first of the fixed monthly rental for each day of the first full calendar month of the term hereof (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof).

       (c) All rent and other sums due to Landlord hereunder shall be payable to BR MANAGEMENT CORPORATION, AGENT FOR VAN BUREN ASSOCIATES, L.P. and mailed to the office of Landlord at 1500 MARKET STREET, 3000 CENTRE SQUARE WEST, PHILADELPHIA, PA 19102, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

       (d) If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same shall become due and payable such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.

     4. ESCALATION IN TAXES, OPERATING COSTS, COSTS OF LIVING: COST OF ELECTRICITY.

     (A) Definitions. As used in this Section 4, the following terms shall be defined as hereinafter set forth.


                                      Page - 2

               (i) "TAXES" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership thereof and the parcel of land appurtenant thereto. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part, for (or in lieu of) any tax which would otherwise be included within the defined herein.

               (ii) "BASE YEAR OPERATING EXPENSES" shall be $3.75 per square foot, and the Base Year for Operating Expenses shall be calendar year 1997.

              (iii) "TENANT'S FRACTION" shall be a fraction, the numerator of which is the Demised Rentable Square Feet and the denominator of which is the total Rentable Square Feet of office space in the Building. The Tenant's Fraction as of the date of this Lease is 26,285/46,000. Tenant's Fraction shall be adjusted if the total office space in the Building increases or decreases and Landlord shall notify Tenant in writing when the total office space in the building changes.

                (iv) (a) "OPERATING EXPENSES" shall mean except as hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Building (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers with respect to such employed by Landlord for rendering service in the normal operation, cleaning, maintenance, and repair of the Building; (2) contract costs of contractors hired for the operation, maintenance and repair of the Building; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity, which is separately charged by Landlord as herein provided) chargeable to the operation and maintenance of the Building;
(4) cost of insurance for the Building including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; (6) legal and accounting expenses; (7) real estate taxes; and (8) management expense; (9) the cost of any capital improvements made for the purpose of reducing Operating Expenses or which may be required by governmental authority under any governmental law or regulation that was not applicable to the Building as of the date of this Lease, which cost shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two (2%) percent per annum in excess of the Prime Rate being charge by PNC Bank, N.A. as of the date on the first invoice presented by the contractor performing the capital improvements or such higher rate as may have been paid by the Landlord on funds borrowed for the purpose of constructing such capital improvements;

The term "OPERATING EXPENSES" shall not include: (1) the cost of redecorating or repairing not provided on a regular basis to tenants of the Building; (2) except to the extent expressly provided in (iv)(a) above; the cost of any repair or replacement item which, by standard accounting practice, should be capitalized; (3) any charge for depreciation, interest or rents paid or incurred by Landlord; (4) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; (5) commissions.

                     (b) In determining Operating expenses for any year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been ninety-five percent (95%) throughout such year.



                                      Page - 3

                        (c) In determining Operating Expenses for any year, Landlord shall allocate Operating Expenses for the Building and the land between the office space and warehouse space in the Building, and Tenant's Fraction shall be applied to those Operating Expenses allocated to the office space.

                (vi) "DEMISED RENTABLE SQUARE FEET" shall mean 26,285 square feet.

                (vii) "RENTABLE SQUARE FEET IN THE BUILDING" shall mean 46,000 square feet.

        (B)     Escalation of Operating Expenses.

                        (i) For and with respect to each calendar year of the term of this Lease (and any renewals or extensions thereof) subsequent to the Base Year for Operating Expenses, there shall accrue, as additional rent, an amount equal to the product obtained by multiplying the Tenant's Fraction by the amount of the increase, if any, of Operating Expenses for such year over the Base Year Operating Expenses (appropriately prorated for any partial calendar year included within the beginning and end of the term). Landlord agrees to cap the annual increase in Operating Expenses at six (6%) percent per year cumulatively over 1998 Operating Expenses excluding all expenses that cannot be controlled by Landlord i.e. real estate taxes, insurance; which shall not be capped as aforesaid.)

                        (ii) Landlord shall furnish to Tenant no later than March 31st after the beginning of each calendar year of the term hereof subsequent to the Base Year for Operating Expenses;

                                (a)     A statement (the "EXPENSE STATEMENT")
setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Fraction of the Operating Expenses for the previous calendar year; and

                                (b)     A statement of Landlord's good faith
estimate of Operating Expenses, and the amount of Tenant's Fraction thereof (the "ESTIMATED SHARE"), for the current calendar year.

                       (iii) Beginning with the next installment of minimum rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses (or Landlord shall pay to Tenant, if the following quantity is negative):

                                (a)     One-twelfth of the Estimated Share
multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time, less:

                                (b)     The amount, if any, by which the
aggregate of payments made by Tenant on account of Operating Expenses for the previous calendar year exceed those actually due as specified in the Expense Statement.

                        (iv) On the first day of each succeeding month up to the time Tenant shall receive a new Expense Statement and statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to landlord, or any refund due from Landlord to Tenant, on account of Operating Expenses not yet determined as of the expiration of the term hereof shall be made within twenty (20) days after submission to Tenant of the next Expense Statement.

                                      Page - 4

                (v) Provided Tenant is not in Default of the Lease, Tenant may audit Landlord's books and related records for purposes of verifying the accuracy of Landlord's Expense Statement, no later than six (6) months after Tenant receives Landlord's Expense Statement. Tenant must provide Landlord with five (5) business days advanced written notice.

        5. UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. Tenant shall pay for the consumption of such utilities based on its metered usage. Utility bills shall be paid by Tenant within ten (10) days after the receipt and non-payment or late payment of such bills shall be considered a default under this Lease.

        6.  SERVICES.  Landlord agrees that it shall:

            (a) Provide Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with access control measures as may be in effect for the Building.

            (b) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord; and

            (c) Furnish the Demised Premises with electric for heating, hot and chilled water and air-conditioning. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, adding machine and other machinery and equipment normally used in modern offices, or any plumbing fixtures, without first obtaining the prior written consent of the Landlord. Landlord may condition such consent upon the payment by Tenant of additional rent as compensation for the additional consumption of water and/or electricity occasioned by the operation of said equipment, fixtures, or machinery.

Tenant, at Tenant's sole expense, shall be responsible for the installation, maintenance, and use of any equipment or any kind or nature whatsoever which would or might necessitate any changes, replacements, or additions to the water system, plumbing system, heating system, air-conditioning system, or the electrical system servicing the Demised Premises or any other portion of the Building without the prior written consent of the Landlord, and in the event such consent is granted, such replacement, changes or additions shall be paid for by Tenant. It is understood that Landlord does not warrant that any of the services referred to in this Section 7 will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages by abatement or rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease, unless Landlord, after reasonable notice, shall willfully and without cause fail or refuse to take action within its control. If service to the Demised Premises has not been restored within five (5) days from the day service is interrupted, rent shall abate until service is restored, provided Landlord has failed to use commercially reasonable efforts to restore service.

        7. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents, that it shall:

            (a) Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises.

                                      Page - 5

        (b) Upon prior notice, except in an emergency, give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the term, to prospective tenants;

        (c) Keep the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and commit no waste in the Demised Premises;

        (d) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

        (e) Except as permitted under Paragraph 29, Signage, not place signs on the Demised Premises except on doors and then only of a type and with lettering and text approved by Landlord. Identification of Tenant and Tenant's location shall be provided in a directory in the Building Lobby;

        (f) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium). Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

        (g) Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature);

        (h) Not install or authorize the installation of any coin operated vending machine, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises; and

        (i) Observe the rules and regulations annexed hereto as Exhibit "C", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.


                                    Page - 6

        8. SUBLETTING AND ASSIGNING. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto. If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed a consent to any further subletting or assignment. If Landlord consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Tenant shall not mortgage or encumber this Lease. Notwithstanding the foregoing provided Tenants remains liable under this Lease, Tenant may sublet or assign the Lease to affiliated entities under the same ownership as Tenant without Landlord's consent, provided that Landlord has received notice of the proposed sublease or assignment and the sublessee or assignee agrees to be bound under the lease.

        9. DELAY IN POSSESSION. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof because of the holding over or retention of possession of any tenant or occupant, or if any repairs, improvements or decoration of the Demised Premises are not completed, or for any other reason. Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until possession of Demised Premises is given or until Landlord shall give written notice to Tenant that the Demised Premises are available for occupancy by Tenant, whichever shall first occur, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term of this Lease.

       10. FIRE OR CASUALTY. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate. If the Demised Premises cannot be repaired within 120 days, or if fifty (50%) percent or more of the Demised Premises is rendered untenantable, then Tenant may terminate the Lease by providing Landlord with thirty (30) days prior Notice to Terminate not later than thirty (30) days after Landlord notifies Tenant of the condition of the Demised Premises.

In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date. Thereafter, Tenant shall promptly vacate the Demised Premises.

       11. LIABILITY. Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant for, and Tenant hereby releases said parties, from any personal injury or damage to or loss of personal property in the Demised Premise from any cause whatsoever unless and to the extent that such damage, loss or injury is the result of the negligence of Landlord, its building manager, or their officers, employees or agents, and Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their negligence to the extent Tenant is compensated therefor by Tenant's insurance. Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant's use of the Demised Premises, unless due to Landlord's fault.


                                      Page - 7

        12. EMINENT DOMAIN. If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under a statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

        13.  INSOLVENCY.

             (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within sixty (60) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 15 herein.

        14.  DEFAULT.

             (a) If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within thirty (30) days of receipt of notice from Landlord of such failure or (except with respect to the failure to pay rent or any other sum) such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within forty-five (45) days after written notice thereof by Landlord), or if any of the events specified in Section 14 occur, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

                 (i) upon three (3) days notice to Tenant, declare to be immediately due and payable, the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (has hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

                 (ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

          (b) For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

               (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

                                      Page - 8

                (ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

                (iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable to precise determination as aforesaid (and for such purposes no estimate of any component of the additional rent to accrue pursuant to the provisions of Section 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

        (c) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

        (d) Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

                (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commission, operating and legal expenses and fees, alteration costs and expense of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

                (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

                                      Page - 9

                (e) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

                (f) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

                (g) As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (g) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

                (h)  INTENTIONALLY OMITTED

                (i) Tenant hereby waives all errors and defect of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that five
(5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

                (j) If rent or any other sum due from Tenant to Landlord shall be over due for more than five (5) days after notice from Landlord, it shall thereafter bear interest at the rate of two points over PNC Bank quoted prime rate per annum (or, if lower, the highest legal rate) until paid.

        15. SUBORDINATION. This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination, Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. Notwithstanding the foregoing, Landlord agrees that if the existing first mortgage loan encumbering the Property is not satisfied of record on or before September 1, 1997, Landlord shall use its best efforts to obtain from the holder of such mortgage a subordination, non-disturbance and attornment agreement containing terms and conditions acceptable to Landlord, Tenant and the mortgage holder.

                                      Page - 10

     16. NOTICES. All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to an officer of Tenant or sent by registered, certified mail or an overnight delivery service addressed to Tenant at the Building, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be. Any notice by Tenant to Landlord must be served by registered, certified mail or an overnight delivery service addressed to Landlord at the address where the last previous rental hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished, with copies to Mr. Kieran Sherry, Director of Facilities, NovaCare Inc., 1016 W. Ninth Avenue, King of Prussia, PA 19406.

     17. HOLDING-OVER. Upon the failure of the Tenant to surrender possession of the premises upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as liquidated damages, an amounts equal to 150% of the rent and additional rent required to be paid under this Lease as applied to any period in which Tenant shall remain in possession after expiration or sooner of this Lease. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this section are an addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law.

     18. MISCELLANEOUS.

         (a) Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease, and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt, except for Smith Mack and Company, Inc. and Preferred Real Estate Advisors, Inc.

         (b) The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

         (c) The term "Landlord" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space Tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the date of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor in interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, and if Landlord shall default in the performance of Landlord's obligation under this Lease or otherwise Tenant shall look solely to the equity of Landlord in its interest in the Building.


                                      Page - 11

                (d) Tenant agrees to execute a memorandum of this Lease in the form submitted by Landlord, which may be recorded by Landlord. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment.

        19. LANDLORD IMPROVEMENT. Landlord shall, in a good and workmanlike manner, cause the Demised Premises to be completed in accordance with the plans approved by Landlord and Tenant pursuant to Exhibits "A" (Floor Plans) and "B" (Construction Standards Memorandum) hereof, reserving the right to: (a) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; (b) make changes necessitated or by conditions met during the course of construction, provided that Tenant's approval of any substantial change (and any reduction of cost incident thereto) shall first be obtained (which approval shall not be reasonably withheld so long as there shall be general conformity with said working drawings).

        20. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

        21. RENT TAX. If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

        22. PRIOR AGREEMENT, AMENDMENTS. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise. No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligation hereunder.

        23. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

        24. MECHANIC'S LIEN. Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

        25. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.


                               Page - 12

     26. PUBLIC LIABILITY INSURANCE. Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to person in amounts at least equal to Five Million ($5,000,000) Dollars combined single limit bodily injury and property. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.

     27. ESTOPPEL STATEMENT. Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified) and such other matters as requested by Landlord.

     28. SIGNAGE: Subject to review and approval of Tenant's signage specifications by Landlord, and subject to conformance to the applicable zoning ordinance, Tenant may install its sign on the building adjacent to Tenant's main entrance and in top position on a monument sign adjacent to Tenant's main entrance at Tenant's expense.

     29. PARKING: Tenant shall be permitted access to and the use of a maximum of 120 parking spaces.

     30. SCOPE OR BUILDING RENOVATIONS: Landlord agrees to complete certain improvements to the entire Building and site outlined in Exhibit "B", Construction Standards Memorandum, and the attached Site Plan, Exhibit "D".

     31. RESTROOMS: Landlord agrees to refurbish the common area restrooms located in the vacant area adjacent to the Demised Premises in accordance with Exhibit "E", Restroom Plan.

     32. LANDLORD'S INTEREST: Landlord is executing this Lease in its capacity as fee owner and holder of a leasehold interests in the Property.

     33. COMPLIANCE WITH LAWS AND ORDINANCES: The Tenant agrees that it will, at its sole cost and expense, promptly fulfill and comply with all laws, ordinances, regulations and requirements of the City, County, State and Federal Governments and any and all departments thereof having jurisdiction over the Building, and of the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting the Tenant's occupancy of the Premises or the business conducted therein.

     34. OPTION TO RENEW: Provided Tenant is not in default of the Lease, Tenant shall have the Option to renew the Lease for three (3) or five (5) years upon the expiration date of this Lease. All other terms and conditions of the Lease shall remain in effect during the renewal period except the Minimum Rent shall be 95% of the rent being charged for comparable office space in the Valley Forge area. Tenant must notify Landlord in writing at least nine (9) months prior to the expiration date of this Lease in order to exercise Tenant's Option to Renew.


                                      Page - 13

        IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                LANDLORD:       VAN BUREN ASSOCIATES, L.P.

                                BY:             BERGEN OF VALLEY FORGE, INC.

                                BY: /s/ Arthur P. Pasquarella
                                   -----------------------------------------
                                        Executive Vice President

                                DATE:

                                TENANT:         NOVACARE INC.

                                BY: /s/ Robert E. Healy, Jr.
                                   -----------------------------------------

                                DATE: 6/3/97

                                      Page - 14

                                    SCHEDULE "A"

                                     RENT RIDER

   PERIOD                MONTHLY             ANNUALLY
   ------                -------             --------
Months 1 - 60           $33,952.62          $407,431.45
Months 61 - 84          $36,143.11          $433,717.35

                                      Page - 15

                                EXHIBIT A FLOOR PLAN














                                      Page - 16

                 EXHIBIT B CONSTRUCTION STANDARDS MEMORANDUM

















                                  Page - 17

                             CONSTRUCTION STANDARDS
                                   MEMORANDUM


                                PROJECT LOCATION


                             2621 VAN BUREN AVENUE
                         VALLEY FORGE CORPORATE CENTER


                          DEVELOPER/GENERAL CONTRACTOR

                    PREFERRED REAL ESTATE INVESTMENTS, INC.
                           555 NORTH LANE, SUITE 6101
                             CONSHOHOCKEN, PA 19428



                                     TENANT

                                 NOVACARE INC.

BASE BUILDING IMPROVEMENTS

The following base building improvements are to be performed by the Developer/General Contractor. The Developer/General Contractor shall be responsible for executing this work n a code complying manner. The Developer/General Contractor shall submit appropriate detailed Architectural and Engineering documents covering the Base Building work for review and approval by the Tenant prior to proceeding with the work.

1.  WINDOWS

     Provide and install new windows where indicated on the plans. Windows to be 1" insulated glass with factory seal in extruded anodized aluminum frame by approved window manufacturer.

2.  ENTRANCE CANOPY

     Provide new building entrance canopy at location indicated on the plans. Canopy construction to include standing seam metal roof on steel or wood framing.

3.  MAIN ENTRANCE

     Provide new storefront entrance system as indicated on the plans. Storefront system to be 1" insulated glass in extruded anodized aluminum frame as manufactured by Kawneer or approved equal.

4.  EXTERIOR PAINT

     Paint and repair the building with masonry primer and minimum two coats of exterior paint in color to be approved by Tenant in accordance with Exhibit "D" Site Plan.

5.  FIRE ALARM

     Provide complete fire alarm system in compliance with all governing life safety codes.

6.  FIRE EXTINGUISHERS

     Provide min. of one ABC, rechargeable type fire extinguisher per every 2,400 SF. Tenant to approve all locations prior to installation.

7.  SITE WORK

        Provided detailed Site Plan documentation describing all site improvements to be prepared by Yerkes, Civil Engineers. All site work shall meet the requirements of governing local, State and Federal regulations.

        Site work improvements include but are not limited to:

        a) Landscaping at new main entrances, perimeters, parking areas, and screening the loading area.

        b) New site lighting where necessary to comply with local code requirements.

8.  HVAC

        Provide completely new HVAC system in accordance with all governing code requirement, as well as, ASHRAE standards, NFPA-90, Pa Life Safety 101, and BOCA Mechanical code. All sheet metal ductwork shall comply with the appropriate sections of SMACNA Guidelines.

        The HVAC system design is to be based on providing a minimum of 1 ton of A/C per 350 SF. Provide HVAC plans and documents specifying the full scope of HVAC work including unit locations and capacities, zones, modification to ductwork, diffuser locations - type - CFM output, thermostat control locations, exhaust fans and locations, etc.; all for review and approval by the Tenant prior to commencing with the work. Provide copies of all required permits and spec sheets on all new HVAC equipment including rooftop units, ductwork, diffusers, exhaust fans, and controls.

        HVAC SYSTEM TO INCLUDE:

        1.  Programmable digital thermostats for each zone
        2.  Max. length of flexible duct to be 12'
        3.  Exhaust for all bathrooms
        4.  New diffusers throughout
        5. HVAC design for all Conference Rooms, Training Rooms and the Lunch Room to ensure ample capacity and sufficient air changes for their designated use and occupant load.

        HVAC CONTRACTOR TO PROVIDE:

        1.  Copies of all equipment manuals and warrantees

9.      SKYLIGHTS

                Provide (3) three skylights with wide ceiling soffits in open areas located by Tenant.

                Note: Location may be modified if skylight conflicts with ductwork, sprinklers or other mechanical systems equipment.


TENANT FITOUT REQUIREMENTS
- --------------------------

The following Tenant Fitout requirements are to be performed by the Developer. The Developer shall submit appropriate detailed Architectural documents covering the Tenant Fitout work.


1.      DRYWALL

                Provide fire rated partitions in accordance with all applicable code requirements. Specify UL rated partition system where fire ratings are required. Drywall and insulate the perimeter walls.

                Drywall Partition Types:

                a)      Standard Partitions:

                        3-5/8" metal studs @ 16" O.C. space with one layer of 1/2" GWB each. Attach top and bottom channel runners to floor and ceiling track with mechanical fasteners @ min. 12" O.C.

                        Locations: All partitions unless otherwise noted.

                b)      Insulated Partitions:

                        Same as standard except that partition extends above the ceiling a min. of 8", of 2" thermafiber insulation (STC rating 48) in each stud cavity and laid a min. of 2' to each side of the partition above the ceiling.

                c)      Insulated and Secure Partitions:

                        3-5/8" metal studs @ 16" O.C. with one layer of 1/2"
                        GWB each side and 2" thermafiber insulation (STC rating
                        48) continuously from floor to underside of deck. Attach top and bottom runners to floor and underside of roof deck with sealant and suitable mechanical fasteners @ min. 12" O.C. Provided additional lateral bracing as required for adequate wall stiffness.

2.  CEILING SYSTEMS:

     All ceilings throughout the Building to be new 2X4 acoustic tile ceiling system. Ceiling height to match existing at first floor (10"-0" AFF).

     a)  Standard Ceiling tile Celotex Fissuretone II;

         Location: All Areas unless otherwise noted.

     b)  Up-graded Ceiling tile to be Celotex Texturetone;

         Location: Main Conference Room, Reception Area;

3.  FLOORS:

     All floors to be prepared for installation of scheduled finish flooring. Prepare substrate in strict accordance with all manufacturer's specifications for first quality installation by means of grinding, chopping, flash patching or leveling. Substrate must be free from moisture, dust, oils, grease, wax, or other matter.

4.  LIGHTING:

     All lighting to be recessed. Provide 2X4 fluorescent (4 tube) and 1X4 fluorescent (2 tube) with electronic ballast, typical. Lighting layout to be reviewed and approved by Tenant prior to purchase and installation. Provide fixtures as follows:

        a) 2 X 4 fixture with 1/2" x 1/2" silver paracube lenses at: all Private Offices, Executive Conference Room, Reception Area.

        b) 2 X 4 fixture with prismatic lenses at: all remaining first floor areas.

        c) 6" downlight, Halo, 150 watt with black baffle trim on dimmer switches.

            Location: Provided by Tenant

5.  DOORS & HARDWARE:

        a) All interior single leaf doors shall be min. 3'-0" X 6'-8" solid core wood doors with stain grade veneer for natural finish. All door frames to be hollow metal with min. 3 silencer per door. Tenant to select veneer species.

     b) All interior double leaf doors to be same as described above for single leaf doors; each leaf to be 3'-0" X 6'-8".

     c) All new exterior doors, except the new storefront entry door, shall be insulated flush steel doors with hollow metal frame. All exit doors shall have positive latching with approved panic hardware.

     d) The new storefront entry shall be an insulated aluminum storefront system as manufactured by Kawneer or approved equal complete with panic hardware and closers.

     e) Door Hardware shall include:

        5 knuckle full mortise hinges, wall mounted door stops, Dorma 7600 Series door closers at exit doors, bathroom doors, and where required by code, Schlage "A" and "S" series lever handsets.
        All hardware will have brushed aluminum or brushed chrome finish, ADA compliant.
        All doors to receive passage sets unless otherwise noted.

        Privacy locksets shall be installed at:
             Phone Room, Supply/Storage closets

     f) All offices to receive passage sets

6. MILLWORK:

     Provide millwork as follows:

     a) Reception Area

     b) Lunch Room:

        Provide min. 5 L.F. of plastic laminate kitchen base cabinets and wall cabinets and wall cabinets with counter top and backsplashes.

     c) Coffee Stations:

        Provide laminate base and wall cabinets with counter top and backsplash.

     d) Bathrooms:

        Provide vanity with Corian top and integral bowls.

        e)  Copy Center:

            Provide plastic laminate counter and backsplash at 36" AFF, approximately 45 L.F. Provide continuous adjustable shelving, 2 shelves high; all walls. Provide plastic laminate counter at passthru at 42" high X 48" long X 24" deep.

        f)  Provide rod and shelf at all coat closets.

7.  FINISHES:

        a) Flooring: Submit samples of all approved flooring materials and review locations for final approval by Tenant prior to purchase and installation.

            General carpet - Min. 24 oz. level loop, Antron Nylon to be selected by Tenant. Allowance - $10/yd. installed.

            Accent Carpet and Boarder - Min. 32 oz. cut pile, Antron Nylon to be selected by Tenant. Allowance - $13/yd. installed.

            VCT shall be Armstrong Excelon tile as selected by Tenant.
            Locations:

            Ceramic Tile shall be American Olean tile as selected by Tenant:

            Floor -     4 1/4" X 4 1/4" unglazed matte
            Wall -      4 1/4" X 4 1/4" glazed
            Base -      4 1/4" X 4 1/4" cove base

            Locations: Toilet Rooms

            Walk-off Mat shall be recessed 1" coco mat

            Locations: Main Entrance and Employee Entrance

        b)  Base:

            "Mercer" 4" vinyl base, color to be selected;
            Straight Base @ carpeted areas,
            Cove Base @ VCT areas

                c)      Walls:

                        Paint:

                        All drywall surfaces to be painted with flat latex enamel unless otherwise note.

                        All trim to be alkyd enamel, semi-gloss

                        Wall Vinyl:

                        "Genon" type II, stipultex vinyl, Class A rated.

                        Location: (verify with Tenant)

                        Toilet rooms above tile; Lunch Room

                        "Genon" Textile selector type II, Class A rated.

                        Location: (verify with Tenant)
                                Reception Area

8.      POWER & TELEPHONE

                General:

                a) Provide electrical circuiting, switching and lighting documents for review and approval by Tenant.

                b) Provide copies of all electrical permits and underwriters inspection certification for the Tenant's records.

                c) All locations for all electrical devices to be confirmed with Tenant prior to installation.

                d)      Provide electrical devices as follows:

                        Typical Workstation:

                        1 standard quad receptacle
                        Provide min. 2 circuits per 4 stations; min. 20 amps
                          per circuit
                        All wiring to be MCP cable
                        Work stations are electrical, Landlord to feed wires

                Typical Private Office:

                3 standard duplex receptacles
                1 isolated ground duplex receptacle

                Main Conference Room:

                3 standard quad receptacles in built-in millwork
                1 standard duplex receptacle each wall.

                Lunch Room:

                10 receptacles:

                Small Conference Rooms:

                3 standard duplex receptacles
                1 isolated ground duplex receptacle

                General Corridors and Public Spaces:

                1 standard duplex receptacle spaced at a max. distance of every 40 FT.

                Coffee Stations:

                1 quad receptacle above counter

9.      PLUMBING:
           Provide complete plumbing system in accordance with all applicable codes including ADA Regulations to include all plumbing rough-in, distribution, drainage, equipment, fixtures, valves, and faucets.

           Lunch Room:

                1 double bowl s/s sink

           Coffee Stations:

                1 small s/s sink
                Direct water lines to coffee makers

     Miscellaneous

        Provide code required drinking fountain (1 ADA accessible)

10.  SPRINKLER:

     Provide complete sprinkler system including all pumps, controls, and distribution in compliance with NFPA-13 and other governing codes. Provide full system test and Factory Mutual inspection certificate and annual service agreement covering all inspections and scheduled maintenance on system.

     Sprinkler Heads:

         Exposed Chrome heads at all First Floor Levels

EXHIBIT C       BUILDING RULES AND REGULATIONS























                                      Page - 18

                                  EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS


        1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by the Tenant. The cost of repairing or restoring any part of the Building which shall be defaced or injured by a tenant, its agents or employees, shall be paid for by the Tenant.

        2. Each Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for the tenant to Landlord for Landlord's approval and supervision before permanence of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

        3. No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant's lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. A directory in a conspicuous place, with the names of tenants, will be provided by Landlord;
any necessary revision in this will be made by Landlord within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

        4. No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

        5. The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant's lease.


                                      Page - 21

        6. No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

        7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

        8. No person shall disturb the occupants of the Building by the use of any musical instruments, the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

        9.      No bicycles or similar vehicles will be allowed in the building.

        10. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

        11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

        12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

        13. If a tenant desires shades, they must be of such shape, color materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

        14. No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

        15. No tenant shall store anything outside the building or in any common areas in the building.


                                      Page - 22

EXHIBIT D SITE PLAN



































                                      Page - 19